Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                         For the Month of January 2000
                     Distribution Date of February 21, 2000
                            Servicer Certificate #40

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $68,371,105.77
Beginning Pool Factor                                        0.1405346

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $5,945,969.37
     Interest Collected                                    $527,149.86

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $19,939.19
Total Additional Deposits                                   $19,939.19

Repos / Chargeoffs                                          $46,351.33
Aggregate Number of Notes Charged Off                               69

Total Available Funds                                    $6,151,131.39

Ending Pool Balance                                     $62,720,712.10
Ending Pool Factor                                           0.1289204

Servicing Fee                                               $56,975.92

Repayment of Servicer Advances                             $341,927.03

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,863,064.14
     Target Percentage                                           2.50%
     Target Balance                                      $1,568,017.80
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                  ($132,916.88)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                   9.581%
Current Weighted Average Remaining Term (months):                16.62

Delinquencies                                                Dollars     Notes
     Installments:               1 - 30 days               $926,158.12    668
                                 31 - 60 days              $260,616.51    206
                                 60+  days                 $128,715.87     84

     Total:                                              $1,315,490.50    707

     Balances:                   60+  days               $1,260,969.53     84

Memo Item - Reserve Account
     Prior Month                                         $9,730,147.26
+    Invest. Income                                         $55,561.36
+    Excess Serv.                                           $77,355.52
+    Transfer (to) / from Collections Account                    $0.00
     Beginning Balance                                   $9,863,064.14

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of January 2000

                                                                       NOTES
                                                                                                          CLASS B          CLASS C
                                       TOTAL        CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES     CERTIFICATES
                                 $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance            $68,371,105.77
Ending Pool Balance               $62,720,712.10

Collected Principal                $5,604,042.34
Collected Interest                   $527,149.86
Charge - Offs                         $46,351.33
Liquidation Proceeds / Recoveries     $19,939.19
Servicing                             $56,975.92
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                 $6,094,155.47

Beginning Balance                 $68,371,105.79            $0.00            $0.00   $57,020,099.73   $6,120,720.86   $5,230,285.19

Interest Due                         $366,406.28            $0.00            $0.00      $300,781.03      $33,153.90      $32,471.35
Interest Paid                        $366,406.28            $0.00            $0.00      $300,781.03      $33,153.90      $32,471.35
Principal Due                      $5,650,393.67            $0.00            $0.00    $5,283,118.08     $197,763.78     $169,511.81
Principal Paid                     $5,650,393.67            $0.00            $0.00    $5,283,118.08     $197,763.78     $169,511.81

Ending Balance                    $62,720,712.11            $0.00            $0.00   $51,736,981.65   $5,922,957.08   $5,060,773.38
Note / Certificate Pool Factor                             0.0000           0.0000           0.2188          0.3478          0.3471
   (Ending Balance / Original Pool Amount)
Total Distributions                $6,016,799.95            $0.00            $0.00    $5,583,899.11     $230,917.68     $201,983.16

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                      $77,355.52
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $9,863,064.14
(Release) / Draw                    ($132,916.88)
Ending Reserve Acct Balance        $9,730,147.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of January 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                 5                4                3                2                1
                                Aug-99            Sep-99          Oct-99           Nov-99           Dec-99           Jan-00
Beginning Pool Balance      $97,015,550.78   $90,087,940.62   $84,732,259.10   $79,055,684.41   $73,149,488.29   $68,371,105.77

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $196,802.77      $143,474.79       $35,333.50       $34,112.90       $30,469.18       $46,351.33
    Recoveries                 $247,699.76      $362,129.56      $132,807.84      $224,020.48      $160,540.93       $19,939.19

Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
    Total Charged Off (Months 5, 4, 3)         $212,921.19                Total Charged off (Months 1 - 6)          $486,544.47
     Total Recoveries (Months 3, 2, 1)          $404,500.60               Total Recoveries (Months 1 - 6)         $1,147,137.76
     Net Loss / (Recoveries) for 3 Mos         ($191,579.41)(a)           Net Loss/(Recoveries) for 6 Mos.         ($660,593.29)(c)

Total Balance (Months 5, 4, 3)              $253,875,884.13 (b)           Total Balance (Months 1 - 6)          $492,412,028.97 (d)

Loss Ratio Annualized  [(a/b) * (12)]              -0.9055%               Loss Ratio Annualized [(c/d) (12)]          -1.60985%

Trigger:  Is Ratio > 1.5%                                No               Trigger:  Is Ratio > 6.0%                          No

                                                                                   Nov-99           Dec-99           Jan-00
B)   Delinquency Trigger:                                                         $735,013.03      $763,674.49    $1,260,969.53
     Balance delinquency 60+ days                                                    0.92974%         1.04399%         1.84430%
     As % of Beginning Pool Balance                                                  0.90955%         0.94065%         1.27268%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                   2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer